As filed with the Securities and Exchange Commission on June 19, 2014

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

California	94-2751350
(State of Incorporation)	(I.R.S. Employer Identification No.)

300 Park Marina Circle, Redding, California 96001

(Address of principal executive office)

North Valley Bancorp 2008 Stock Incentive Plan

(Full title of the plan)

Michael J. Cushman, President and Chief Executive Officer

North Valley Bancorp

300 Park Marina Circle, Redding, California 96001

(Name and address of agent for service)

(530) 226-2900

(Telephone number, including area code, of agent for service of process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
Title of Securities	Amount to		Offering		Aggregate		Amount of
to be Registered	be Registered		Price per Share		Offering Price		Registration Fee

Common Stock, no par value	31,745	(1)	$21.25	(2)	$789,331	(2)	$101.67

(1)        Issuable upon exercise of options or shares granted or to be granted under the North Valley Bancorp 2008 Stock Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock that may be issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the North Valley Bancorp 2008 Stock Incentive Plan.

(2)        Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales price of the Registrant’s Common Stock on June 17, 2014, as reported on The Nasdaq Global Select Market.

This Registration Statement, including exhibits, consists of 8 sequentially numbered pages. The Index to Exhibits is located at page 6.

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INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on July 24, 2008, File No. 333-152511, is hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference:

(a)        The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Commission on March 12, 2014.

(b)        The Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2013, as filed with the Commission on April 18, 2014.

(c)        The Registrant’s Quarterly Report on Form 10-Q for quarter ended March 31, 2014, filed with the Commission on May 12, 2014.

(d)        The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 22, 2014, January 30, 2014, April 28, 2014, and May 1, 2014.

(e)        All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since January 1, 2014.

All documents later filed by the Registrant under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and before the Registrant files a post-effective amendment which indicates that all securities have been sold, or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date such document was filed.

Item 8. Exhibits

See the Index to Exhibits, which is incorporated in this item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redding, State of California, on June 19, 2014.

NORTH VALLEY BANCORP
(Registrant)

By	/s/ Michael J. Cushman
Michael J. Cushman
President and Chief Executive Officer
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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Cushman, Kevin R. Watson and Leo J. Graham, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Cushman	President and Chief Executive Officer	June 19, 2014
Michael J. Cushman	(Principal Executive Officer), and
Director

/s/ Kevin R. Watson	Executive Vice President and Chief	June 19, 2014
Kevin R. Watson	Financial Officer (Principal Financial
Officer and Principal Accounting
Officer)

/s/ J.M. Wells, Jr.	Director and Chairman	June 19, 2014
J. M. Wells, Jr.	of the Board

/s/ Dante W. Ghidinelli	Director	June 19, 2014
Dante W. Ghidinelli

/s/ Kevin D. Hartwick	Director	June 19, 2014
Kevin D. Hartwick

/s/ Patrick W. Kilkenny	Director	June 19, 2014
Patrick W. Kilkenny

/s/ Roger B. Kohlmeier	Director	June 19, 2014
Roger B. Kohlmeier

/s/ Timothy R. Magill	Director	June 19, 2014
Timothy R. Magill

/s/ Martin A. Mariani	Director	June 19, 2014
Martin A. Mariani

/s/ Dolores M. Vellutini	Director	June 19, 2014
Dolores M. Vellutini
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INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Sequential Page No.

4.1

Amendment One to the North Valley Bancorp Amended and Restated Shareholder Protection Rights Agreement dated January 21, 2014 (incorporated herein by reference to Registrant's Current Report on Form 8-K, filed with the Commission on January 22, 2014)

5.1	Opinion of Counsel	7

23.1	Consent of Counsel (See Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm	8

24.1	Power of Attorney (see signature pages 6 and 7)

99.1	North Valley Bancorp 2008 Stock Incentive Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement for its 2008 Annual Meeting of Shareholders, filed with the Commission on April 22, 2008)
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